EMPLOYMENT AGREEMENT

     AGREEMENT dated as of April 24, 1997 by and between JANUS INDUSTRIES, INC., a Delaware corporation, with its principal offices located at One Riverfront Plaza, Newark, New Jersey 07102 (the "Company"), and HARRY G. YEAGGY, with an address at 8534 East Kemper Road, Cincinnati, Ohio 45249 ("Employee");

                                    RECITALS:

     WHEREAS, the Company wishes to employ Employee as a senior officer; and

     WHEREAS, the Employee wishes to be employed by the Company pursuant to the terms as hereinafter set forth.

     NOW, THEREFORE, it is agreed as follows:

     1.   DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings set forth below:

          1.1 "Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with the Company, and for purposes hereof, "control" shall mean the ownership of 20% or more of the Voting Stock of the corporation in question.

          1.2 "Basic  Salary"  shall have the  meaning  assigned to that term in
Section 5.1 of this Agreement.

          1.3 "Board" shall mean the Board of Directors of the Company as duly constituted from time to time. Any action of the Board hereunder with respect to this Agreement shall require the approval of a majority of the whole Board of Directors of the Company.

          1.4 "Business" shall mean the business to be conducted by the Company or any Subsidiary, directly or indirectly, including, but not limited to, the ownership and operation of hotel properties.

          1.5 "Cause" shall mean any of the following:

               (a) The conviction of Employee for a felony, or the willful commission by Employee of a criminal act that in the reasonable judgment of the Board causes or will likely cause substantial economic damage to the Company or substantial injury to the business reputation of the Company;

               (b) The willful commission by Employee of an act of fraud in the performance of such Employee's duties on behalf of the Company or a Subsidiary; or

               (c) The continuing willful failure of Employee to perform the substantive duties of Employee to the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Employee by the Board.

          For purposes of this subparagraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company or a Subsidiary.

          1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended and the rules, regulations and interpretations issued thereunder.

          1.7 "Commencement Date" shall be April 24, 1997.

          1.8 "Confidential Information" shall include, without limitation by reason of specification, any information, including, without limitation, trade secrets, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, possible acquisition information and other business affairs of the Company or its Affiliates, which (i) is or are designed to be used in, or are or may be useful in connection with, the Business of the Company, any Subsidiary or any Affiliate of any thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, or (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Employee, or (iii) gives the Company or a Subsidiary or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

          1.9 "Date of Termination" shall mean the Term Date or any date upon which this Agreement shall terminate pursuant to Section 7 hereof.


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

          1.10 "Disability" shall mean the inability of Employee to perform Employee's duties of employment for the Company, if employed by the Company or a Subsidiary, pursuant to the terms of this Agreement and by-laws of the Company as hereinafter provided, because of physical or mental disability, where such disability shall have existed for a period of more than 90 consecutive days or an aggregate of 120 days in any 365 day period. The existence of a Disability means that Employee's mental and/or physical condition substantially interferes with Employee's performance of his duties for the Company and/or its Subsidiaries as specified in this Agreement. The fact of whether or not a Disability exists hereunder shall be determined by professionally qualified medical experts selected by the Board and reasonably acceptable to Employee or his agent.

          1.11 "Duties" shall have the meaning  assigned to that term in Section
2.1 of this Agreement.

          1.12 "Employment Year" shall mean each twelve-month period, or part thereof, during which Employee is employed hereunder, commencing on the Commencement Date and on the same day of any subsequent calendar year and each consecutive 12 month period thereafter.

          1.13 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          1.14 "Subsidiary" shall mean a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by the Company.

          1.15 "Term" shall mean the term of employment of Employee under this Agreement.

          1.16 "Term  Date"  shall  have the  meaning  assigned  to that term in
Section 3 of this Agreement.

          1.17 "Voting Stock" shall mean capital stock of a corporation which gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

          Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.


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

     2.   EMPLOYMENT AND DUTIES OF EMPLOYEE

          2.1 Employment; Title; Duties. The Company hereby employs Employee, and Employee hereby accepts appointment, as Vice Chairman of the Company. The duties of Employee shall be to pursue the objectives of the Business, to perform generally those responsibilities typical of a vice chairman and to render services as are necessary and desirable to protect and to advance the best interests of the Company and its Subsidiaries (collectively, the "Duties"), acting, in all instances, in accordance with the policies set by the Board.
Without further compensation, Employee shall attend meetings of the Board and committees of the Board, as applicable, and serve as an officer and/or director of any Subsidiary.

          2.2 Performance of Duties. Employee shall devote such time as in his reasonable discretion he believes necessary to perform the Duties as Vice Chairman of the Company and for the performance of such other executive duties as are assigned to him from time-to-time by the Board. The Company acknowledges that Employee is (i) currently the owner of the other business ventures (conducted through corporations, general partnerships, limited partnerships, limited liability companies and otherwise) that are engaged in the same business as the Company, and (ii) serving as an officer, director or partner of such businesses. The Company further acknowledges that in certain instances such businesses may be considered to be in competition with the business of the Company. The Company agrees that Employee may continue to engage in such business ventures as such ventures are presently conducted or as reorganized or recapitalized. Employee agrees that he shall not engage in any business that competes with the business of the Company other than those presently engaged in as described above without the prior written consent of the Board which may be given or withheld by the Board in its absolute discretion. During the Term, Employee shall comply with all laws, statutes, ordinances, rules and regulations relating to the Business.

     3.   TERM OF EMPLOYMENT

          The employment of Employee pursuant to this Agreement commenced as of the Commencement Date and shall end three years thereafter, unless sooner terminated pursuant to Section 7 (the "Term Date").

     4.   COMPENSATION AND BENEFITS

          The Company and/or its Subsidiaries shall pay Employee, as compensation for all of the services to be rendered by him hereunder during the Term and the Restricted Period, and in consideration of the various restrictions imposed upon Employee during the Term and the Restricted Period, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 5 and 6, inclusive, of this Agreement; provided, however, that no compensation shall be paid to the Employee under this Agreement for any period subsequent to the termination of employment of the Employee for any reason whatsoever, except as provided in Section 7.


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

5.   BASIC SALARY/BONUS

     5.1 Basic Salary. The Company shall pay Employee, as compensation for all of the services to be rendered by him hereunder during each Employment Year, a salary of $175,000 per Employment Year (as adjusted upward by the Board from time to time) (the "Basic Salary"), payable in substantially equal monthly payments, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare benefits provided by the Company or a Subsidiary to Employee and such other deductions or amounts, if any, as are authorized by Employee. The Basic Salary shall be prorated for the month in which employment by the Company or a Subsidiary commences or terminates, and for any Employment Year which is less than twelve (12) months in duration. The Basic Salary may be increased from time-to-time by the Board (without Employee's participation as a director) and, once increased, shall not thereafter be reduced. The Basic Salary shall be reviewed at least once in every Employment Year by a committee of the Board responsible for determining compensation of senior management of the Company, each of the members of which is a "non-employee-director" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Committee"). Any increase in Basic Salary shall not serve to offset or reduce any other obligation to Employee under this Agreement.

          5.2 Bonus. At the discretion of the Board, the Company may pay Employee a cash bonus in the event that during the Term the Company successfully carries out the objectives of the Business and the Employee's services are determined as having contributed to same. The bonus shall be established by the Committee based on goals established in advance for each fiscal year of the Company and shall be related to the estimated budget for the Company for such fiscal year.

     6.   ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

          6.1 Additional Benefits. The Company shall provide such benefits as the Board shall lawfully adopt and approve.

          6.2 Reimbursement for Expenses. The Company shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Board may reasonably require. In the event the Company requires Employee to travel on business during the Term, Employee shall be reimbursed for any travel expenses in accordance with this Section 6.2.


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

     7.   TERMINATION OF EMPLOYMENT

          7.1 Death. If Employee dies during the Term, this Agreement shall terminate, except that the Company shall continue to pay to Employee's spouse, or in the absence of a surviving spouse, his estate, Employee's Basic Salary for a period through the third full month following the date of death.

          7.2 Disability. If, during the Term, Employee has a Disability, the Company may, at any time after Employee has a Disability, terminate Employee's employment by written notice to him. In the event that Employee's employment is terminated, this Agreement shall terminate except that the Company shall continue to pay Employee's Basic Salary for a period through the third full month following the date of termination of his employment.

          7.3 Voluntary Termination. The Agreement may be terminated by Employee at any time with or without cause upon sixty (60) days prior written notice to the Company.

          7.4 Termination for Cause. The Company may terminate Employee's employment hereunder for Cause at any time by written notice given to Employee by the Board.

          7.5 Notice of Termination. Any purported termination of employment by the Company by reason of Employee's Disability or for Cause shall be communicated by written Notice of Termination to Employee by the Company. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Company, which shall indicate the specific basis for termination of employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement.


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

                  7.6 Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the date of termination of employment specified in the Notice of Termination, which shall not be more than ninety (90) days after such Notice of Termination is given, as such date may be modified pursuant to the following two sentences. If within thirty (30) days after any Notice of Termination is given, Employee notifies the Company that a Dispute exists (a "Notice of Dispute"), the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties, by the Panel, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided that the Date of Termination shall be extended by a Notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that pending the resolution of any such Dispute, the Company shall continue to pay Employee the same Basic Salary and to provide Employee with the same or substantially comparable welfare benefits and prerequisites, including participation in the Company's retirement plans, profit sharing plans, to the extent then so available at the date of such determination, stock option plans, stock award plans or stock appreciation right plans that Employee was paid and provided to the extent that such continued participation is possible under the general terms and provisions of such plans, programs and benefits but in no event beyond the Term Date. Should a Dispute ultimately be determined in favor of the Company, then all sums (net of tax withholdings by the Company from such sums) paid by the Company to Employee from the Date of Termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this paragraph shall be repaid promptly by Employee to the Company, all options, rights and stock awards granted to Employee during such period shall be cancelled or returned to the Company, and no service as an employee shall be credited to Employee for such period for pension purposes. Employee shall not be obligated to pay to the Company the cost of providing Employee with welfare benefits and prerequisites for such period unless the final judgment, order or decree of a court arbitration panel or other body resolving the Dispute determines that Employee acted in bad faith in giving a Notice of Dispute. Should a Dispute ultimately be determined in favor of Employee, then Employee shall be entitled to retain all sums paid to Employee under this subparagraph pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in Section 7 to the extent not previously paid hereunder and the payment of Employee's reasonable legal fees incurred as a result of such Dispute upon submission to the Company of a detailed statement of fees from Employee's attorneys.

     8.   ARBITRATION

     Except as otherwise provided herein, the parties hereby agree that any Dispute or any dispute regarding the rights and obligations of any party under this Agreement or under any law governing the relationship created by this Agreement, including without limitation Employee's challenge of a purported termination for Cause or Disability, must be resolved pursuant to this Section
8. Within seven (7) days of either party's written notice to the other of his or its desire to submit any Dispute or arbitrable matter as set forth herein to arbitration, the parties will meet to attempt to amicably resolve their differences and, failing such resolution, either or both of the parties may submit the matter to mandatory and binding arbitration with the Center for Public Resources ("CPR"). The issue(s) in dispute shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by a panel of three arbitrators (the "Panel"). The only issue(s) to be determined by the Panel will be those issues specifically submitted to the Panel. The Panel will not extend, modify or suspend any of the terms of this Agreement. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.1-16, and judgment upon the award rendered by the Panel may be entered by any court having jurisdiction thereof. A determination of the Panel shall be by majority vote.

     Promptly following receipt of the request for arbitration, CPR shall convene the parties in person or by telephone to attempt to select the arbitrators by agreement of the parties. If agreement is not reached, the Company shall select one arbitrator and Employee shall select one other arbitrator. These two arbitrators shall select a third arbitrator. If these two arbitrators are unable to select the third arbitrator by mutual agreement, CPR shall submit to the parties a list of not less than eleven (11) candidates. Such list shall include a brief statement of each candidate's qualifications. Each party shall number the candidates in order of preference, shall note any objection they may have to any candidate, and shall deliver the list so marked back to CPR. Any party failing without good cause to return the candidate list so marked within ten (10) days after receipt shall be deemed to have assented to all candidates listed thereon. CPR shall designate the arbitrator willing to serve for whom the parties collectively have indicated the highest preference and who does not appear to have a conflict of interest. If a tie should result between two candidates, CPR may designate either candidate.


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

     This agreement to arbitrate is specifically enforceable. Judgment upon any award rendered by the Panel may be entered in any court having jurisdiction. The decision of the Panel within the scope of the submission is final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder hereby is waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award or in the event arbitration is not available for any reason or in the event the Company shall seek equitable relief to enforce Section 9 of this Agreement. If the rules of the CPR differ from those of this Section 8, the provisions of this Section 8 will control. The Company shall pay all the costs of arbitration including the fees of the arbitrators, and the arbitrators shall award reasonable legal fees to Employee, unless the arbitrators or a judicial forum shall finally determine that Employee acted in bad faith.

     9.   CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

          9.1 Acknowledgment of Confidentiality. Employee understands and acknowledges that he may obtain Confidential Information during the course of his employment by the Company. Accordingly, Employee agrees that he shall not during the Term or at any time within two years after the Date of Termination (the "Restricted Period") (i) use or disclose any such Confidential Information outside the Company, its Subsidiaries and Affiliates; or (ii) except as required in the proper performance of his services hereunder, remove or aid in the removal of any Confidential Information or any property or material relating thereto from the premises of the Company or any Subsidiary or Affiliate.

     The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Employee of his obligations under this Section 9).

     In the event Employee is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, to the extent that he is legally able, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.


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

          9.2 Delivery of Material. Employee shall promptly, and without charge, deliver to the Company on the termination of his employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the Business of the Company and the Affiliates, and all property associated therewith, which he may then possess or have under his control.

     10.  SURVIVAL

     The provisions of Section 7, 8, 9, and this Section 10 shall survive termination of this Agreement and remain enforceable according to their terms.

     11.  SEVERABILITY

     The invalidity of unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

     12.  NOTICES

     All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

                  If to the Company

                  Janus Industries, Inc.
                  One Riverfront Plaza
                  Newark, New Jersey 07102
                  Attn: James E. Bishop, President

                  If to Employee:

                  Harry G. Yeaggy
                  8534 East Kemper Road
                  Cincinnati, Ohio 45249

     By notifying the other parties in writing, given as aforesaid, any party may from time-to-time change its address or the name of any person to whose attention notice is to be given, or may add another person to whose attention notice is to be given, in connection with notice to any party.


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

     13.  ASSIGNMENT AND SUCCESSORS

     Neither this Agreement nor any of his rights or duties hereunder may be assigned or delegated by Employee. This Agreement is not assignable by the Company, including, without limitation, to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the tie of such assignment, without the consent of Employee. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof and the Company shall require as a condition thereof that such corporation assume this Agreement in form and substance satisfactory to Employee. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.

     14.  ENTIRE AGREEMENT, WAIVER AND OTHER

          14.1 Integration. This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

          14.2 No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing an signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Employee with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

     Employee shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Employee reduce his obligations under this Agreement.

     This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the date hereof. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein.


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

     15.  GOVERNING LAW

          15.1 Miscellaneous. This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of Florida.

          15.2 Headings. The Section and Subsection heading contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          15.3 Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

          15.4 Obligations of Company. The Company's obligation to pay Employee the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against Employee or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Except as provided in
Section 7.6 herein, each and every payment made hereunder by the Company shall be final and the Company will not seek to recover for any reason all or any part of such payment from Employee or any person entitled thereto. Employee shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise.

          15.5 Rights of Beneficiaries of Employee. This Agreement shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to Employee hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to Employee's estate.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, to be effective as of the Commencement Date.

                             JANUS INDUSTRIES, INC.


                             By:________________________________________
                                  Name:  Louis S. Beck
                                  Title:   Chairman of the Board

                                ________________________________________
                                  Harry G. Yeaggy


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